                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                       OF
                              ENVIRITE CORPORATION

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the ``Shares''), of Envirite Corporation, a Pennsylvania corporation (the ``Company''), are not immediately available or time will not permit all required documents to reach the Company prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Company and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.


                            TO: ENVIRITE CORPORATION



By Hand, Mail or Overnight Courier:    By Facsimile Transmission:
     Envirite Corporation                     (610) 828-8892
   620 West Germantown Pike               Confirm by Telephone:
Plymouth Meeting Executive Campus             (610) 828-8655
  Plymouth Meeting, PA  19462

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Envirite Corporation:

  The undersigned hereby tenders to Envirite Corporation, a Pennsylvania corporation (the ``Purchaser''). upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase (the ``Offer to Purchase''), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ``Offer''), receipt of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:____________________   Name(s) of Record Holder(s):___________

Certificate Nos. (if available):_____   _______________________________________

_____________________________________   _______________________________________
                                                          (Please Type or Print)

                                        Address(es):____________________________

                                        _______________________________________
                                                                      (Zip Code)

                                        Area Code and Tel. No.:________________

                                        Signature(s):__________________________



                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an ``eligible guarantor institution'', as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Company either the certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within eight business days after the date hereof.

Name of Firm:_______________________    ________________________________________
                                                          (Authorized Signature)

Address:____________________________    Name:___________________________________

____________________________________    Title:__________________________________
                          (Zip Code)

Area Code and Tel. No.:_____________    Date:____________________________, 1995

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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